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                                                                   EXHIBIT 11.1
                              OLYMPIC FINANCIAL LTD.
                         COMPUTATION OF EARNINGS PER SHARE
                              (DOLLARS IN THOUSANDS)

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
                                                                     THREE MONTHS ENDED               SIX MONTHS ENDED
                                                                           JUNE 30,                       JUNE 30,
                                                                  --------------------------   -----------------------------
                                                                     1997           1996          1997               1996
                                                                  ----------     -----------   -----------       -----------
PRIMARY:
Income before extraordinary item and preferred dividends.......   $     5,743    $    14,715   $   (53,768)      $    25,793
Less preferred dividends.......................................            --           (363)           --              (807)
                                                                  -----------    -----------   -----------       -----------
Net income before extraordinary item applicable to
  common stock.................................................         5,743         14,352       (53,768)           24,986
Less extraordinary item........................................            --             --       (15,828)               --
                                                                  -----------    -----------   -----------       -----------
  Net income applicable to common stock........................   $     5,743    $    14,352   $   (69,596)      $    24,986
                                                                  -----------    -----------   -----------       -----------
                                                                  -----------    -----------   -----------       -----------
Weighted average number of common shares outstanding...........    38,702,011     31,019,492    38,558,754        27,078,748
Net effect of assumed exercise of stock options and warrants...       480,737      2,488,723       604,571         2,318,572
                                                                  -----------    -----------   -----------       -----------
  Weighted average primary shares..............................    39,182,748     33,508,215    39,163,325        29,397,320
                                                                  -----------    -----------   -----------       -----------
                                                                  -----------    -----------   -----------       -----------
Net income per common share before extraordinary item..........   $      0.15    $      0.43   $    (1.37)       $      0.85
Extraordinary item per common share............................           --              --        (0.41)                --
                                                                  -----------    -----------   -----------       -----------
  Net income per common share..................................   $      0.15    $      0.43   $    (1.78)       $      0.85
                                                                  -----------    -----------   -----------       -----------
                                                                  -----------    -----------   -----------       -----------

FULLY DILUTED:

Income before extraordinary item and preferred dividends.......   $     5,743    $    14,715   $   (53,768)      $    25,793
Less extraordinary item........................................            --             --       (15,828)               --
                                                                  -----------    -----------   -----------       -----------
  Net income as adjusted.......................................   $     5,743    $    14,715   $   (69,596)      $    25,793
                                                                  -----------    -----------   -----------       -----------
                                                                  -----------    -----------   -----------       -----------

Weighted average number of common shares outstanding...........    38,702,011     31,019,492    38,558,754        27,078,748
Net effect of assumed exercise of stock options and warrants...       480,737      2,687,123       680,820         2,912,442
Net effect of assumed conversion of 8% Cumulative
  Convertible Exchangeable Preferred stock.....................            --      3,498,672            --         3,990,615
                                                                  -----------    -----------   -----------       -----------
  Weighted average fully diluted shares........................    38,182,748     37,205,287    39,239,574        33,981,805
                                                                  -----------    -----------   -----------       -----------
                                                                  -----------    -----------   -----------       -----------
Net income per share before extraordinary item.................   $      0.15    $      0.40   $     (1.37)      $      0.76
Extraordinary item per share...................................            --             --         (0.40)(a)            --
                                                                  -----------    -----------   -----------       -----------
  Net income per share.........................................   $      0.15    $      0.40   $     (1.77)(a)   $      0.76
                                                                  -----------    -----------   -----------       -----------

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(a) Weighted average shares under the fully diluted computation have an anti-dilutive effect in a loss situation, therefore, fully diluted EPS will be shown equal to primary for reporting purposes.